Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Jeanette O'Loughlin
312-564-6076
joloughlin@theprivatebank.com

For Immediate Release:

PrivateBancorp Declares Quarterly Cash Dividend

CHICAGO, March 6, 2017 -- PrivateBancorp, Inc. (NASDAQ: PVTB) today announced its board of directors declared a quarterly cash dividend of $0.01 per share for the first quarter 2017 payable on March 31, 2017, to stockholders of record on March 17, 2017. This dividend is unchanged from the prior quarterly dividend of $0.01 per share.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiary The PrivateBank, delivers customized business and personal financial services to middle market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves. As of December 31, 2016, the Company had 36 offices in 13 states and $20.1 billion in assets. The Company’s website is www.theprivatebank.com.

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